

<ARTICLE>                                           UT
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
September 30, 1997 Financial  Statement of Interstate Energy  Corporation and is
qualified in its entirety by reference  to such  Financial  Statements.  Certain adjustments  have  been  made  to  the  prior  period  amounts  as  part  of the restatement  to reflect the pooling of  interests  transaction,  and a change in accounting  method for oil and gas  properties  from the full cost method to the successful efforts method.
</LEGEND>
<RESTATED>
<CIK>                         0000352541
<NAME>                        INTERSTATE ENERGY CORPORATION
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   SEP-30-1997
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      3,095,745
<OTHER-PROPERTY-AND-INVEST>                    1,007,574
<TOTAL-CURRENT-ASSETS>                         401,926
<TOTAL-DEFERRED-CHARGES>                       160,913
<OTHER-ASSETS>                                 307,062
<TOTAL-ASSETS>                                 4,973,220
<COMMON>                                       763
<CAPITAL-SURPLUS-PAID-IN>                      864,385
<RETAINED-EARNINGS>                            806,516<F1>
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 1,671,644
<PREFERRED-MANDATORY>                          24,236
<PREFERRED>                                    89,102
<LONG-TERM-DEBT-NET>                           1,484,790
<SHORT-TERM-NOTES>                             46,113
<LONG-TERM-NOTES-PAYABLE>                      56,975
<COMMERCIAL-PAPER-OBLIGATIONS>                 88,300
<LONG-TERM-DEBT-CURRENT-PORT>                  11,148
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    24,674
<LEASES-CURRENT>                               13,308
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 1,462,910
<TOT-CAPITALIZATION-AND-LIAB>                  4,973,220
<GROSS-OPERATING-REVENUE>                      1,714,350
<INCOME-TAX-EXPENSE>                           72,103    <F2>
<OTHER-OPERATING-EXPENSES>                     1,444,785
<TOTAL-OPERATING-EXPENSES>                     1,444,785 <F2>
<OPERATING-INCOME-LOSS>                        269,565
<OTHER-INCOME-NET>                             11,533
<INCOME-BEFORE-INTEREST-EXPEN>                 281,098
<TOTAL-INTEREST-EXPENSE>                       88,519
<NET-INCOME>                                   120,476
<PREFERRED-STOCK-DIVIDENDS>                    5,020
<EARNINGS-AVAILABLE-FOR-COMM>                  115,456
<COMMON-STOCK-DIVIDENDS>                       109,108
<TOTAL-INTEREST-ON-BONDS>                      92,586
<CASH-FLOW-OPERATIONS>                         335,138
<EPS-PRIMARY>                                  1.52
<EPS-DILUTED>                                  1.52

<F1>   Includes $217,739 of Accumulated Other Comprehensive Income.

<F2>   Income  tax  expense  is  not  included  in  Operating  Expense  in the
       Consolidated Statements of Income.

